SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 24, 2012

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

American Electric Power Company, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on April 24, 2012 in Tulsa, Oklahoma. At the Annual Meeting, the shareholders approved four proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected twelve individuals to the Board of Directors (the “Board”) as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nicholas K. Akins	315,542,239	1,829,051	1,292,056	90,651,225
David J. Anderson	315,619,664	1,899,433	1,144,269	90,651,225
James F. Cordes	310,829,351	6,665,278	1,167,434	90,651,225
Ralph D. Crosby, Jr.	310,872,217	6,619,955	1,170,563	90,651,225
Linda A. Goodspeed	315,124,880	2,335,999	1,202,487	90,651,225
Thomas E. Hoaglin	310,704,918	6,776,758	1,181,390	90,651,225
Michael G. Morris	311,758,243	5,443,386	1,461,084	90,651,225
Richard C. Notebaert	310,748,515	6,736,435	1,178,301	90,651,225
Lionel L. Nowell III	314,993,797	2,503,863	1,165,706	90,651,225
Richard L. Sandor	314,237,643	3,228,316	1,197,407	90,651,225
Sara Martinez Tucker	315,078,090	2,309,162	1,276,114	90,651,225
John F. Turner	312,060,015	5,424,654	1,178,697	90,651,225

Proposal 2

The Company’s shareholders approved the American Electric Power System Senior Officer Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
300,065,599	15,476,881	3,120,668	90,651,225

Proposal 3

The Company’s shareholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
402,607,370	5,464,740	1,240,706	—

Proposal 4

The Company’s shareholders approved the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
300,584,234	14,235,017	3,844,315	90,651,225

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 25, 2012